                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 11, 2002
                                                          --------------



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                  1-4174                73-0569878
       ---------------            ------------        ------------------
       (State or other            (Commission          (I.R.S. Employer
       jurisdiction of            File Number)        Identification No.)
       incorporation)



  One Williams Center, Tulsa, Oklahoma                          74172
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



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Item 5.    Other Events.
           ------------

           The Williams Companies, Inc. (NYSE:WMB) announced on April 11, 2002, that it had closed the sale of Williams Pipe Line to Williams Energy Partners L.P. (NYSE:WEG) for $1 billion. Williams received cash proceeds in the amount of $674 million and the balance of the purchase price in Class B units of limited partnership interests in Williams Energy Partners.

           The transaction was approved by Williams' board of directors, along with the board of directors and the conflicts committee, which is comprised of independent directors, for the general partner of Williams Energy Partners. Williams indirectly owns 100 percent of Williams GP LLC, the general partner of Williams Energy Partners, and approximately 60 percent of Williams Energy Partners.
           Williams Pipe Line delivers refined petroleum products to the Midwest through 6,700 miles of pipeline and 39 storage and distribution terminals.

Item 7.    Financial Statements and Exhibits.
           ---------------------------------

           Williams files the following exhibit as part of this report:

           Exhibit 99.1 Copy of Williams' press release dated April 11, 2002, publicly announcing the matters reported herein.

           Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  THE WILLIAMS COMPANIES, INC.


Date: April 15, 2002                              /s/ Suzanne H. Costin
                                                  -----------------------------
                                                  Name:    Suzanne H. Costin
                                                  Title:   Corporate Secretary


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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER           DESCRIPTION
--------         -----------
99.1             Copy of Williams' press release dated April 11, 2002, publicly announcing the matters reported herein.




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